Exhibit 99.1

JoS. A. Bank Clothiers Promotes James W. Thorne to Executive Vice President for Merchandising and Chief Merchandising Officer

HAMPSTEAD, Md.--(BUSINESS WIRE)--January 30, 2009--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") is pleased to announce that James W. Thorne has been promoted to Executive Vice President for Merchandising and Chief Merchandising Officer. Mr. Thorne will continue to lead the Company's Merchandising Department, with responsibility for all product design, manufacturing and sourcing; all planning and allocation; and all retailing of the Company’s merchandise lines, including all tailored clothing, sportswear, shirts and accessories. Mr. Thorne will assume his new roles effective February 1, 2009.

Mr. Thorne, 48, is one of the most respected merchandising executives in the tailored clothing industry. Mr. Thorne joined JoS. A. Bank in 1986 and has held a variety of increasingly important merchandising positions, including, most recently, Senior Vice President for Merchandising and head of Planning and Allocation. He holds a Bachelors Degree in Business Administration from the University of North Carolina.

Mr. Thorne will continue to report to Company President and Chief Executive Officer R. Neal Black. Mr. Black stated: “I have worked with Jim for nearly ten years and trust him to continue increasing the already high level of quality in our merchandise, while working to reduce costs, develop innovative products and maintain high levels of inventory fulfillment for our customers. I am pleased that Jim will remain an integral part of the growth of the Company.”

Mr. Thorne’s promotion is part of the Company’s succession plan announced last year. As of December 21, 2008, former CEO Robert Wildrick became Chairman of the Board and Mr. Black became CEO. Mr. Thorne replaces Mr. Black as Chief Merchandising Officer.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 462 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc.
David E. Ullman, 410-239-5715
EVP/CFO
or
Investor Relations Information Request Website
http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq
Voicemail, 410-239-5900
or
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com